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                                   Exhibit 11
                       Computation of Per Share Earnings
                                  (Unaudited)
                    (In thousands except per share amounts)


                                                                                       Three Months Ended
                                                                                    --------------------------
                                                                                February 26,        February 27,
                                                                                   1995                1994
                                                                                -----------         -----------
Income before cumulative effect of
   accounting change ........................................................     $ 3,347             $ 3,003

Cumulative effect of change in
   accounting for income taxes ..............................................       --                    795
                                                                                  -------             -------
Net income ..................................................................     $ 3,347             $ 3,798
                                                                                  =======             =======
Primary per share earnings
- --------------------------
Average number of common shares
   outstanding ..............................................................      16,118              16,114

Add - common  equivalent  shares  representing  shares
   issuable upon exercise of stock options
   and stock grants .........................................................          87                 189
                                                                                  -------             -------
Average shares used to calculate
   primary per share earnings ...............................................      16,205              16,303
                                                                                  =======             =======
Primary per share earnings before
   change in accounting for income
   taxes ....................................................................     $  0.21             $  0.18
                                                                                  =======             =======
Cumulative effect of change in
   accounting for income taxes ..............................................       --                   0.05 *
                                                                                  -------             -------
Net primary per share earnings ..............................................     $  0.21             $  0.23
                                                                                  =======             =======
Fully diluted per share earnings
- --------------------------------
Average number of common shares
   outstanding ..............................................................      16,118              16,114

Add - common  equivalent  shares  representing  shares
   issuable upon exercise of stock options
   and stock grants .........................................................          89                 274
                                                                                  -------             -------
Average shares used to calculate
   fully diluted per share earnings .........................................      16,207              16,388
                                                                                  =======             =======
Fully diluted per share earnings
   before change in accounting for
   income taxes .............................................................     $  0.21             $  0.18
                                                                                  =======             =======
Cumulative effect of change in
   accounting for income taxes ..............................................         --                 0.05 *
                                                                                  -------             -------
Net fully diluted per share earnings ........................................     $  0.21             $  0.23
                                                                                  =======             =======


* The per share amounts pertaining to the cumulative effect of a change in accounting for income taxes in 1994 were computed using the weighted average number of common shares outstanding for the first quarter.